                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including any and all amendment thereto) with respect to the Common Stock of MESA Inc., and further agree that this Agreement shall be included as an Exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or
                   --------
accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

     In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 29th day of June, 1995.

                                           /s/ Dennis R. Washington
                                          -----------------------------
                                           Dennis R. Washington


                                           /s/ David H. Batchelder
                                          -----------------------------
                                           David H. Batchelder


                                           /s/ Dorn Parkinson
                                          -----------------------------
                                           Dorn Parkinson


                                          Davis Acquisition, L.P.

                                          By:  Davis Companies
                                          Its: General Partner

                                          By:    /s/ Marvin Davis
                                              -----------------------
                                          Name:  Marvin Davis
                                          Its:   President



                                          Davis Companies


                                          By:    /s/ Marvin Davis
                                              -----------------------
                                          Name:  Marvin Davis
                                          Its:   President



                                          Marvin and Barbara Davis
                                          Revocable Trust


                                          By:    /s/ Marvin Davis
                                              -----------------------
                                          Name:  Marvin Davis
                                          Its:   Trustee


                                               /s/ Marvin Davis
                                         ----------------------------
                                         Marvin Davis